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                                                                   EXHIBIT 10.18










                               SUBLEASE AGREEMENT

                                     BETWEEN

                                   COHU, INC.,
                             A DELAWARE CORPORATION
                                   (SUBLESSOR)

                                       AND

                                 ANACOMP, INC.,
                             AN INDIANA CORPORATION
                                   (SUBTENANT)





                          DATED AS OF OCTOBER 27, 2000


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                               SUBLEASE AGREEMENT


        THIS SUBSUBLEASE AGREEMENT ("Sublease") is entered into and effective as of October 27, 2000 (the "Effective Date"), between COHU, INC., A DELAWARE CORPORATION ("Sublessor"), whose address is 5755 Kearny Villa Road, San Diego, California 92123, and ANACOMP, INC., AN INDIANA CORPORATION ("Subtenant"), whose address is 12365 Crosthwaite Circle, Poway, California 92064.

                                    RECITALS:

        This Sublease is made with reference to the following facts:

        A. As of the date of this Sublease, Subtenant occupies that certain real property (the "Land") as more fully described in Exhibit "A" attached hereto, which is improved with an industrial and office building containing approximately 338,485 rentable square feet (the "Building"), together with all related improvements to the Land and Building (the "Improvements"), located at 12365 Crosthwaite Circle, Poway, California 92064 (the Land, Improvements and the Building being collectively referred to herein as the "Property"), pursuant to that certain Amended and Restated Lease (the "BPP Lease") between Burnham Pacific Properties, Inc., a Maryland corporation, as the Landlord thereunder ("BPP"), and Subtenant, as the Tenant thereunder.

        B. Prior to the date of this Sublease, Sublessor, through its intermediary IPX Camelback, LLC, an Arizona limited liability company ("IPX" or "Landlord"), entered into an agreement to purchase the Property from BPP and, as of the date of this Sublease, is in escrow to complete that purchase. Upon closing of that escrow, title to the Property will be conveyed to IPX and ultimately to Sublessor.

        C. Sublessor will occupy a substantial portion of the Building following Landlord's purchase of the Property. In order to accommodate that occupancy, Subtenant has, concurrently herewith, entered into that certain Lease Termination Agreement with BPP (the "BPP Lease Termination Agreement") dated October 20, 2000 whereby Subtenant, subject to certain conditions, agrees to terminate the BPP Lease upon the close of escrow of Landlord's purchase of the Property.

        D. Concurrent with the close of escrow, IPX, as Landlord, and Sublessor, as Tenant, will enter into that certain Lease, dated as of October 27, 2000 (the "Master Lease"), pursuant to which Landlord will lease the Property to Sublessor, a copy of which Master Lease is attached to this Sublease as Attachment "1." This Sublease will not become effective unless and until: (i) Landlord acquires title to the Property, (ii) Landlord and Sublessor enter into the Master Lease, and the Master Lease becomes effective, and (iii) Landlord delivers to Subtenant a fully executed Non-Disturbance Agreement in the form attached to this Sublease as Exhibit "D" (the "Non-Disturbance Agreement") whereby Landlord agrees, for itself and its assigns, to recognize Subtenant's occupancy rights under the Sublease and not to disturb Subtenant's occupancy rights



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under the Sublease, even following a termination of the Master Lease, so long as
Subtenant is not in default under this Sublease.

        E. Subtenant desires to continue to occupy a portion of the Building and be entitled to use a portion of the parking and other Building facilities located on the Property for a period following the termination of the BPP Lease. Accordingly, one of the conditions to Subtenant's agreement to terminate the BPP Lease is that Subtenant and Sublessor enter into a new Sublease agreement for Subtenant's continued occupancy of a portion of the Building and the right to use certain associated parking and Building facilities. This Sublease is intended to satisfy that condition.

        F. Sublessor intends to acquire title to the Property from Landlord, at which time, due to the merger of the Sublessor's rights under the Master Lease with fee title ownership of the Property, the Master Lease will terminate by operation of law. Notwithstanding the termination of the Master Lease at such time, Sublessor and Subtenant hereby agree that this Sublease shall remain in full force and effect as a direct lease between Sublessor, as landlord, and Subtenant, as tenant, for the Premises on the terms and conditions contained herein.

        G. Attached hereto as Exhibit "B" is a floor plan of the Building which indicates, among other things, (i) the portions of the Building which are being Subleased to Subtenant for its exclusive occupancy (the "Premises"), (ii) the corridor areas in the Building which Subtenant may use to transit to and from the Premises (the "Hallways"), and (iii) the Building facilities which Subtenant may use in common with Sublessor (the "Common Areas"). Exhibit B is referred to herein as the "Premises Site Plan".

        H. Attached hereto as Exhibit "C" is a site plan of the Property which indicates, among other things, the portions of the parking lots located on the Property which will be reserved for use by Subtenant and its employees and invitees (the "Parking Areas").

        NOW, THEREFORE, it is agreed as follows:

        1. AGREEMENT TO SUBLEASE.

        Sublessor shall Sublease to Subtenant, and Subtenant shall rent, hire and take of and from Sublessor, for the term and upon the terms, covenants and conditions set forth in this Sublease, the Premises, together with an easement over and through the Hallways and the right to use the Common Areas in common with Sublessor, and the right to the exclusive use of the Parking Areas. The Premises are anticipated to be approximately 60,000 rentable square feet in size.

        Sublessor and Subtenant intend that this Sublease be considered a "full service-net" Sublease. This means that Sublessor is responsible for providing Subtenant and the Premises with all customary building operating services, including, but without limitation, HVAC, electricity, gas, water and other customary utilities, daily janitorial services, refuse collection and disposal, building maintenance and repair, payment of Real Property Taxes and assessments, and Property and general public liability insurance and Subtenant is responsible for paying for a proportional share of those operating expenses as more fully described below.



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        2. TERM; OCCUPANCY.

                2.1 Commencement Date. As used in this Sublease, the "Commencement Date" shall be the date that (i) the BPP Lease is terminated pursuant to the BPP Lease Termination Agreement, (ii) Landlord becomes the owner of the Property, and (iii) Sublessor becomes the lessee of the Property from Landlord pursuant to the Master Lease, all of which are currently scheduled to occur on October 27, 2000.

                2.2 Term. Unless sooner terminated as provided herein (including, without limitation, Section 3, below), the term of this Sublease (the "Term") shall begin on the Commencement Date and shall end (i) on December 31, 2001, as to the portions of the Premises identified on the Premises Site Plan as "Print Shop," "Data Center" and, subject to the provisions of Section
3.3 of this Sublease, "Clean Room" (and all rights to use the Common Areas and Hallways adjacent thereto) (the "1-Year Term Expiration Date"), and (ii) on December 31, 2002, as to the balance of the Premises (and all rights to use the Common Areas, Hallways and Parking Areas )(the "Term Expiration Date").

                2.3 Transition from Existing Occupancy to Premises.

                        2.3.1 Subtenant currently occupies the entirety of the Building pursuant to the BPP Lease. As of the Commencement Date, Subtenant will be entitled to occupy the entire Building on the terms and conditions specified in this Sublease. Those portions of the Building that are not part of the Premises are referred to as the "Hold-Over Space."

                        2.3.2 Subtenant shall use and undertake its reasonable best efforts to vacate all Hold-Over Space located on the 2nd floor of the Building (the "2nd Floor Hold-Over Space") by November 30, 2000. Subtenant shall deliver to Sublessor written notice when it Subtenant believes it has vacated the 2nd Floor Hold-Over Space (provided that such notice shall not necessarily be conclusive evidence that Subtenant has vacated such Hold-Over Space).

                        2.3.3 Subtenant and Sublessor shall mutually develop a plan for Subtenant to vacate the remaining Hold-Over Space by a date that is as soon after November 30, 2000, as is reasonably practicable, but in no event later than January 31, 2001 (the "Hold-Over Vacancy Date"), taking into consideration both (i) Sublessor's need to commence modifications and alterations to the Building and consolidate Subtenant's continued occupancy of Hold-Over Space, and (ii) Subtenant's need to maintain uninterrupted business operations in the Building and achieve a smooth transition and relocation of certain of its business functions to off-site locations. Subtenant shall deliver to Sublessor written notice when it believes it has vacated the remaining Hold-Over Space (provided that such notice shall not necessarily be conclusive evidence that Subtenant has vacated such remaining Hold-Over Space).

                        2.3.4 So long as Subtenant is in possession of any part of the Hold-Over Space, the Hold-Over Space shall be subject to the terms and conditions of this Sublease. Subtenant shall be responsible for delivering the Hold-Over Space that Subtenant vacates free of all debris, Hazardous Material, as defined in Section 6.6.below, rubbish, furniture, equipment,



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freestanding cabinetwork, shelving, movable partitions, and other similar articles of movable personal property owned by Subtenant.

                        2.3.5 In the event that Subtenant has not vacated the Hold-Over Space by the Hold-Over Vacancy Date, in addition to the Monthly Rent on the Premises payable pursuant to Section 4.1 of this Lease, and the continued obligation to pay 100% of the Operating Expenses pursuant to Section 4.2 of this Lease, Subtenant shall also pay to Sublessor, as additional rent, an amount equal to fifty-four cents ($0.54) per rentable square foot of the Hold-Over Space that Subtenant has not timely vacated until such time as such Hold-Over Space is vacated by Subtenant, provided that the payment of such additional rent shall not limit Sublessor's remedies for Subtenant's failure to timely vacate the Hold-Over Space, including, without limitation, the right to prosecute an action for unlawful detainer.

                2.4 Use of Cafeteria. There is a cafeteria facility located on the 1st floor of the Building where indicated on the Premises Site Plan (the "Cafeteria"). During the Term, Subtenant and Subtenant's employees shall have a license, coupled with an interest, to use the Cafeteria, at no additional charge other than the customary, non-discriminatory charges imposed by the Cafeteria on its customers for food and beverages, and shall have the right to enter and cross through the Hallways shown on the Premises Site Plan to access the Cafeteria during prescribed time periods as agreed upon by Sublessor and Subtenant. Notwithstanding, Sublessor may revoke such license to use the Cafeteria if, in the exercise of Sublessor's reasonable judgment and discretion, Sublessor determines that Subtenant's use of the Cafeteria is causing breaches in Sublessor's security or otherwise resulting in violations of Sublessor's security policies or procedures, provided that, prior to revoking such right, Sublessor shall meet and confer with Subtenant to attempt to develop policies and procedures for Subtenant's use of the Cafeteria which are designed to ameliorate such security breaches or policy violations and which would permit Subtenant's continued use of the Cafeteria.

                2.5 Use of Board Room and Conference Center. There is a Board of Directors Meeting Room (the "Board Room") and a Conference Center (the "Conference Center") located on the 2nd floor of the Building where indicated on the Premises Site Plan. During the Term, Subtenant and Subtenant's employees shall have a license, coupled with an interest, to pre-scheduled use of the Board Room and Conference Center, at no additional charge, according to the procedures described in this Section 2.5. Sublessor shall designate a person who shall be responsible for maintaining a schedule for the use of the Board Room and Conference Center. Subtenant shall notify Sublessor's representative of Subtenant's desire to use either the Board Room or the Conference Center. Such notice shall be given as far in advance of the date and time of such proposed use as is reasonably possible. The facilities will be available on a first-come, first-served basis and Sublessor shall make reasonable efforts to accommodate Subtenant's use at the date and time proposed. Subtenant shall be entitled to use the Board Room for up to 40 hours per month, and to use the Conference Center for up to 40 hours per month. A schedule shall be maintained by Sublessor's designated representative and a copy of that schedule shall be delivered to Subtenant on a weekly basis and shall be made available for review upon Subtenant's request.



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                2.6 Access to Elevators. During the Term, Subtenant and its
employees, contractors and invitees shall have a license, coupled with an interest, to use the elevator which is located in the portion of the Building that will be occupied by Sublessor where reflected on the Premises Site Plan, and to enter the Building through the main entrance and cross through the Building lobby and Hallways leading to the elevator, all to the extent necessary to accommodate the needs of physically disabled persons to have access to the Premises.

        3. EARLY TERMINATION RIGHTS.

                3.1 Sublessor shall have the right to terminate this Sublease effective as of any date eighteen (18) months after the Commencement date, so long as Sublessor has delivered to Subtenant written notice of such intent to terminate on or before the date which is six (6) months prior to the proposed early termination date.

                3.2 In the event Sublessor does not deliver its termination notice in strict accordance with Section 3.1 above, such right of early termination shall automatically become void and of no further force or effect. Sublessor shall have no further right to terminate this Sublease (except as may be otherwise provided in this Sublease), and this Sublease shall otherwise continue in full force and effect.

                3.3 Either Sublessor or Subtenant shall have the right to terminate this Sublease as to that portion of the Premises referred to herein as the "Clean Room," provided that such termination shall not become effective until ninety (90) days after delivery of notice of such termination by Sublessor to Subtenant or Subtenant to Sublessor, as the case may be. In the event of such a termination, the Rentable Area of the Premises shall be recalculated and the Monthly Rent reduced accordingly.

        4. RENT.

                4.1 Monthly Rent. Subtenant has paid to BPP, as Sublessor under the BPP Lease, the October 2000 monthly installment of Annual Rent (as defined in Section 4 of the BPP Lease). On November 1, 2000, Subtenant shall pay Sublessor as rent for the month of November an amount equal to $182,782, the monthly installment of Annual Rent that would have been due on that date under the BPP Lease. Commencing on December 1, 2000, Subtenant shall pay Sublessor a monthly rent (the "Monthly Rent"), payable in advance on the first day of each calendar month thereafter, in an amount equal to fifty-four cents ($0.54) per rentable square foot of the Premises, as such Rentable Area is determined by a measurement of the Premises to be conducted jointly by Sublessor and Subtenant prior to the Commencement Date and which shall be made pursuant to the BOMA Standard (as defined in Section 24.6 of this Sublease). As of the date of this Sublease, the Rentable Area of the Premises is estimated at 60,000 square feet and, based on that estimate, the Monthly Rent for the Premises is estimated to be $32,400.00 per month. On or about the Commencement Date, Sublessor and Subtenant shall jointly execute a written confirmation of (i) the Commencement Date, (ii) the Term Expiration Dates for the 1-Year Term Area and the Premises
(iii) the final Rentable Area of the Premises, (iv) the final Monthly Rent, and
(v) the final "Subtenant's Share" (as defined in Section 4.2, below). The rentable area of the Premises shall be revised, and the Monthly Rent shall be reduced, to reflect



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the reduction in the rentable area of the Premises on the 1-Year Term Expiration
Date and upon any termination pursuant to Section 3.3, above.

                Monthly Rent, or any component thereof, for any period during the Term which is less than a full calendar month, shall be a prorated portion of the Monthly Rent, based on the actual number of days in the month in question. Monthly Rent shall be paid in lawful money of the United States, to Sublessor at the address set forth in the first paragraph of this Sublease, or to any other person at any other place located in the United States as Sublessor may designate to Subtenant in writing, so long as Subtenant shall be obligated to make payments only to a single person or entity.

                4.2 Subtenant's Share of Operating Expenses. In addition to the Monthly Rent required to be paid by Subtenant pursuant to Section 4.1, above, and in consideration of the delivery by Sublessor of the services to the Premises as and when required under this Sublease, (i) during the period from the Commencement Date through the date Subtenant vacates the Hold-Over Space (and delivery of the written notice of vacancy required under Section 2.3 of this Sublease) or December 31, 2000, whichever is later (the "Modification Date"), Subtenant shall be responsible for paying (A) one hundred percent (100%) of all the Operating Expenses (as that term is defined in Section 4.3, below) of the Property that are incurred during that period, and (B) Subtenant's Share of any (1) Real Property Taxes (as defined in Section 11.2 of this Sublease), (2) annual insurance premiums, and (ii) beginning as of the Modification Date, and through the balance of the Term, Subtenant shall pay to Sublessor "Subtenant's Share" (as such term is defined below) of the "Operating Expenses" of the Property. "Subtenant's Share" of the Operating Expenses shall equal a percentage equal to a fraction, the numerator of which is the final Rentable Area of the Premises (as may be adjusted) and the denominator of which is 338,485 sq. ft. By way of example only, if the final Rentable Area of the Premises is determined to be 60,000 square feet, "Subtenant's Share" shall equal 17.73%. Subtenant's Share shall be adjusted on the 1-Year Term Expiration Date and whenever there is otherwise a change in the size of the Premises.

                4.3 Definition of Operating Expenses. As used in this Sublease, the term "Operating Expenses" shall consist of all costs and expenses incurred in connection with the operation of the Property, including the following: (a) Real Property Taxes (as defined in Section 11.2 of this Sublease); (b) water and sewer charges and the costs of electricity, HVAC and other utilities; (c) costs of insurance obtained by Sublessor pursuant to this Sublease; (d) waste disposal and janitorial services; (e) security; (f) supplies, materials, equipment and tools to the extent used with respect to the Property; (g) repair and maintenance of the elevators, HVAC, electrical service, plumbing and other Building systems which deliver services to the entire Building (without discrimination between Sublessor and Subtenant); (h) costs and expenses of cleaning, refuse removal and similar items related to the Parking Areas. Notwithstanding the foregoing, for purposes of this Sublease, Operating Expenses shall not, include: (a) costs for which the Sublessor is reimbursed by any other Subtenant or occupant of the Property or by insurance by its carrier or any Subtenant's carrier or by anyone else; (b) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment (c) depreciation, interest and principal payments on mortgages or other debt costs, if any, penalties and interest; (e) Sublessor's general corporate overhead and general and



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administrative expenses; (f) amounts paid to any affiliate of Sublessor in excess of commercially reasonable market rates; (g) costs reimbursed by the proceeds of any insurance maintained or required under this Sublease to be maintained by Sublessor, (h) Sublessor's income, franchise or similar taxes or assessments not directly related to ownership of the Property, and (i) expenses that are other than normal periodic operational or maintenance expenses (i.e. the expense of replacing or installing items that would, under generally accepted accounting principles, be characterized as capital improvements.

                4.4 Payment of Subtenant's Share of Operating Expenses. Within thirty (30) days following the end of each month of the Term, beginning with January 2001 (i.e. March 2, 2001), Sublessor shall deliver to Subtenant a statement ("Operating Expense Statement") of the actual Operating Expenses incurred by Sublessor during the month to which such Operating Expense Statement relates. Subject to the provisions of Section 4.5, below, Subtenant shall pay Subtenant's Share of the Operating Expenses reflected on the Operating Expense Statement within thirty (30) days after receipt of the Operating Expense Statement. Notwithstanding any other provisions of this Lease to the contrary, Operating Expenses, or any component thereof, (i) incurred prior to the Modification Date that relate to the operation of the Property for any period after the Modification Date, including but not limited to semi-annual payments of Property Taxes, shall be prorated between the period prior to the Modification Date (for which Subtenant is 100% responsible) and the period after the Modification Date (for which Subtenant is responsible to the extent of Subtenant's Share), and (ii) incurred for any period during the Term that is less than a full calendar month or quarter shall be a prorated portion of such Operating Expenses based on the actual number of days in the month or quarter in question. Operating Expenses shall be paid in lawful money of the United States to Sublessor at the address set forth in the first paragraph of this Sublease, or to any other person at any other place located in the United States as Sublessor may designate to Subtenant in writing, so long as Subtenant shall be obligated to make payments only to a single person or entity. The proration of any payment of Operating Expenses t under this Section 4.4 will handled either by (i) payment of the amount for which Tenant is responsible to Landlord, or
(ii) payment of the amount for which Landlord is responsible to Tenant, in either case within thirty (30) days following determination of the prorated amount.

                4.5 Inspection of Operating Expenses. Within the thirty (30) day period following receipt of an Operating Expense Statement ("Review Period"), Subtenant may, after reasonable notice to Sublessor and during normal business hours, inspect at Sublessor's offices Sublessor's books and records that relate to Operating Expenses for the period represented by any such Operating Expense Statement, provided, that Subtenant shall maintain all information contained in Sublessor's books and records in strict confidence. If after such inspection, Subtenant disputes the Operating Expense Statement, a certification as to the proper amount shall be made, at Subtenant's expense (except as provided below), by an independent certified public accountant selected by Subtenant and reasonably approved by Sublessor. Sublessor shall cooperate with Subtenant to provide Subtenant with the information upon which the certification is based; provided that if such certification proves that the Operating Expenses set forth in such Operating Expense were overstated by more than five percent (5%), then the reasonable cost of such certification shall be paid for by Sublessor. Promptly following the parties' receipt of such



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certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. In the event Subtenant has not challenged an Operating Expense Statement within such thirty (30) day period, Subtenant shall have no further right to inspect or challenge the accuracy of such Operating Expense Statement.

                4.6 Sublease Year. As used in this Sublease, "Sublease Year" means each consecutive twelve (12) month period from the Commencement Date. The first Sub

                4.7 lease Year shall include any partial month between the Commencement Date and first day of the first full calendar month thereafter.

                4.8 Interest and Late Charges. Subtenant hereby acknowledges that the late payment by Subtenant to Sublessor of Monthly Rent and other sums due hereunder will cause Sublessor to incur unanticipated costs, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Sublessor by the terms of any mortgage, encumbrance or note secured by the Land or the Premises. Therefore, if any monthly installment of Monthly Rent or Operating Expenses due from Subtenant is not received within ten
(10) days after written notice from Sublessor of such delinquency, Subtenant shall pay to Sublessor, in addition to the amount due, a charge ("Late Charge") equal to interest on the delinquent amount at the rate of 10% per annum calculated from the date the Monthly Rent or Operating Expenses payment was due to the date such amounts are paid. The parties agree that the amount of such Late Charge represents a fair and reasonable estimate of the costs and expenses that will be incurred by Sublessor by reason of late payment by Subtenant. Acceptance of such Late Charge by Sublessor shall in no event constitute a waiver of Subtenant's default with respect to such delinquent amount, nor shall such acceptance prevent Sublessor from exercising any of the other rights and remedies granted hereunder or by law to Sublessor.

        5. USE.

                5.1 Permitted Use. Subtenant shall be entitled to use the Premises for any lawful purpose; provided, however, that Subtenant's use shall not violate that certain Declaration of Covenants, Conditions and Restrictions for Parkway Business Centre recorded December 28, 1990, in the Official Records of San Diego County, California as Document No. 1990-0690887.

                5.2 Compliance with Laws. Sublessor, at its sole cost and expense, promptly shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which hereafter may be in force, and with the requirements of the certificate of occupancy (or its equivalent) for the Premises relating to or affecting the condition, use or occupancy of the Premises. Notwithstanding the foregoing, if any governmental agency requires any improvement or alteration to be made to the Premises, and those improvements are specifically required because of a special use by Subtenant, Subtenant shall make such required alterations and improvements at its sole cost and expense. Subtenant shall comply with all directions of any governmental authority having jurisdiction which shall by reason of the nature of any special or unique use of the Premises by Subtenant, impose any duty upon Subtenant or



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Sublessor with respect to the Premises or with respect to the use or occupation thereof. Alterations or improvements required because of a "special use" by Subtenant do not include alterations or improvements required because the Improvements are occupied for general office, warehouse, industrial or manufacturing purposes. However, Sublessor shall not be responsible for making alterations or improvements to Subtenant's personal property or to any Improvements which were installed by or paid for by Subtenant after the Commencement Date.

                5.3 Prohibition Against Waste. Subtenant shall not keep, use or maintain anything in or about the Premises which may be prohibited by or which may cause a lapse of coverage of any insurance described in Section 9.4 and covering the Premises. Subtenant shall not cause, maintain or permit anything to be done in or about the Premises which would constitute a nuisance. Subtenant shall not commit or allow to be committed any waste in or upon the Premises, subject to Sublessor's obligations set forth in Section 7.4 below or elsewhere in this Sublease. Subtenant's equipment shall not exceed the structural load limitations set forth in the Building Schematic Designs which were referenced in the BPP Lease.

        6. HAZARDOUS MATERIALS.

                6.1 Acts of Subtenant. Provided Subtenant complies with all applicable environmental laws and regulations, Subtenant may use, keep and store Hazardous Materials (as defined in Section 6.6 below) on the Premises. Subtenant agrees that it shall comply, at its sole cost and expense, with all environmental laws and regulations governing the use, maintenance or storage of Hazardous Materials by Subtenant on the Premises. Should any governmental authority having jurisdiction over the Premises require that a clean-up or remediation be prepared or that a clean-up or any other remediation action be undertaken because of any spills or discharges of Hazardous Materials at the Premises by Subtenant, or its employees, agents or invitees, then Subtenant, at Subtenant's own expense, shall prepare and submit the required plans and financial assurances, and carry out the approved plans.

                6.2 Migration. Subtenant shall not be responsible for or liable for any Hazardous Materials which migrate onto or beneath the Land or the Premises, or which are otherwise disposed of on the Land or the Premises by persons other than Subtenant or its employees, agents or invitees.

                6.3 Indemnification/Subtenant. Subtenant shall indemnify, defend and hold Sublessor harmless from any and all claims, judgments, Damages (as defined in Section 24.3 below), penalties, fines, costs, liabilities or losses which arise during or after the Term as a result of any contamination caused by Subtenant, its agents, employees or invitees. This indemnification of Sublessor by Subtenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in the soil or ground water on or under the Land, or the Premises and all costs incurred to comply with the provisions of this Section 6.

                6.4 Indemnification/Sublessor. Sublessor shall indemnify, defend and hold Subtenant harmless from any and all claims, judgments, Damages, penalties, fines, costs,



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liabilities or losses as a result of any contamination existing prior to
Subtenant's original occupancy of the Premises pursuant to the BPP Lease and any predecessor Subleases and any contamination caused by Sublessor, its agents, employees or invitees. This indemnification of Subtenant by Sublessor includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work costs incurred to comply with the provisions of this Section 6, any diminution in the value of Subtenant's subleasehold estate, Damages to any of Subtenant's personal property, and any relocation and moving expenses Subtenant incurs in having to obtain alternative premises.

                6.5 Trash and Refuse. Subtenant shall keep any trash, garbage, waste or other refuse in sanitary containers on the Premises and Sublessor shall regularly remove the same from the Premises. Sublessor shall keep all incinerators, containers or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Subtenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system of the Building (a) for the disposal of anything except sanitary sewage, or (b) in excess of the amount permitted by any governmental entity.

                6.6 Hazardous Material Defined. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (a) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (b) defined as a "hazardous substance" under Section 25316 of the California Health and safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act); (c) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (d) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances; (e) petroleum; (f) asbestos; (g) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20; (h) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (i) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); or (j) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601).

        7. MODIFICATIONS, ALTERATIONS, MAINTENANCE AND REPAIRS.

                7.1 Modifications to Building to Accommodate Subtenant's Occupancy. Except to the extent that there are Building and Premises Modifications (as defined below) that will need to be made to the Premises, as addressed in this Section 7.1, Subtenant accepts the Premises in their "AS IS" condition. Notwithstanding the foregoing sentence, Sublessor and

Subtenant acknowledge that it will be necessary to make certain Alterations (as defined in Section 24.1, below) to the Building and the Premises in order to (i) demise the Premises from the rest of the Building, (ii) permit Subtenant to obtain a certificate of occupancy (or similar evidence of legal right to occupy) for the Premises from the City of Poway and any other relevant governmental authority, (iii) create a suitable exterior entrance to the Premises, and (iv) bring the Building and the Premises into compliance with all applicable local, state and federal zoning, building, occupancy and fire regulations, rules, laws, statutes and ordinances, including, without limitation, the American's With Disabilities Act and Title 24 ("Applicable Laws") (collectively "Building and Premises Modifications"). Sublessor and Subtenant will mutually develop, finalize and agree on the plans for such Building and Premises Modifications and make the arrangements necessary to have those Building and Premises Modifications made. Sublessor shall be responsible for the costs associated with those Building and Premises Modifications necessary to cause the Building and the Premises to comply with Applicable Laws. Subtenant shall be responsible for the costs associated with Building and Premises Modifications related to (a) the construction of any walls necessary to demise the Premises from the balance of the Building, (b) creation of an exterior entrance to the Premises, (c) the costs associated with, to the extent possible or economically feasible, separating the existing phone system, data communications facilities, network computer facilities and security system between Subtenant and Sublessor, and (d) except to the extent provided in the preceding sentence, costs associated with obtaining a certificate of occupancy (or similar evidence of legal right to occupy) for the Premises. Subtenant shall be solely responsible, and shall pay, for any other Alterations which it elects to make to the Premises, and any such Alterations shall otherwise comply with the provisions of this Section 7.

                7.2 Alterations. Subtenant shall not make any Alteration (as defined in Section 24.1 below) to the Premises except in accordance with the provisions of this Section 7.

                        7.2.1 "Major Alteration" means any Alteration which Subtenant elects to make (and which Sublessor is not otherwise required to make pursuant to the terms of this Sublease) which affects either or both (a) the exterior of the Building, or (b) any structural component of the Building, specifically including any foundation or supporting or spanning beam or wall, or
(c) any Alteration, the estimated cost of which exceeds $50,000. In connection with any Major Alteration, Subtenant shall comply with the following provisions:

                                (a) Subtenant shall make no Major Alterations
without Sublessor's prior written consent, which consent shall be granted or withheld by Sublessor in its absolute discretion. All approved Major Alterations shall be made at Subtenant's sole cost and expense.

                                (b) Construction of the Major Alterations shall
not be commenced until ten (10) days after Sublessor has received notice from Subtenant setting forth the date on which the intended construction will begin so that Sublessor can post an appropriate notice of nonresponsibility.

                                (c) Subtenant shall procure all applicable
construction permits and authorizations required by law before commencement of construction of any Alterations and deliver copies of such permits and authorizations to Sublessor.

                                (d) All Alterations shall be performed in a good
and workmanlike manner and shall be completed with due diligence in accordance with the plans, specifications and working drawings reasonably approved by Sublessor and in compliance with all applicable Laws.

                                (e) During the period of any construction work
by Subtenant on the Premises, if requested by Sublessor, Subtenant shall procure, or cause Subtenant's contractor to procure, at no expense to Sublessor, builder's "all risk" insurance and worker's compensation insurance with an insurance company satisfying the requirements set forth in Section 9.4.1 below. Sublessor shall be named as an additional insureds under such "all risk" liability policies and the insurance shall be kept in full force and effect during the entire construction period, and copies of such policies or certificates of insurance relating to such policies shall be furnished to Sublessor prior to the commencement of such work.

                                (f) If the estimated cost of any Major
Alteration exceeds $250,000, Sublessor may require that Subtenant provide Sublessor, at Subtenant's sole cost and expense, lien and completion bonds in amounts and with sureties reasonably satisfactory to Sublessor to insure Sublessor against any liability for mechanics' and materialmen's liens and to insure completion of any Major Alteration. All such bonds to be obtained by Subtenant shall be California private work bonds issued by an admitted corporate surety reasonably acceptable to Sublessor. All bonds obtained by Subtenant shall be recorded in accordance with California Civil Code Section 3235 et seq., or any successor statute or law. Upon obtaining each bond required under this Sublease, Subtenant promptly shall submit a copy thereof to Sublessor. Sublessor may waive any or all of the foregoing requirements with respect to any Major Alteration, but waiver on one occasion shall not constitute a waiver as to any subsequent act or Major Alteration.

                        7.2.2 "Minor Alteration" means any Alteration which is not a Major Alteration and which Subtenant elects to make (and which Sublessor is not otherwise required to make pursuant to the terms of this Sublease). Subtenant, at its sole cost and expense, shall have the right to make Minor Alterations without Sublessor's consent, at any time and from time to time during the Term. In connection with any Minor Alteration, Subtenant shall comply with the following provisions:

                                (a) Subtenant shall give written notice to
Sublessor describing the general nature of the intended Minor Alteration at least ten (10) days prior to commencement of construction so that Sublessor shall have the opportunity to post an appropriate notice of nonresponsibility; provided, however, that no notice to Sublessor shall be required if the projected cost of the Minor Alteration is less than $50,000 and does not require the issuance of a building permit.

                                (b) Any Minor Alterations shall be prosecuted
with due diligence, without unreasonable interruption or cessation, and completed in a good and workmanlike manner, in compliance with all Laws.

                        7.2.3 Subtenant may place a communication device (such as a satellite dish) on the roof of the Building, subject to governmental approval, at any time during the Term. Such device shall be subject to Section
7.2 above and shall, for purposes thereof, be deemed to constitute a Minor Alteration. Subtenant shall maintain such device in good condition, appearance and repair and in compliance with applicable law. Upon the expiration or sooner termination of this Sublease, Subtenant shall remove such device. Subtenant shall be responsible for all costs relating to such device including, without limitation, costs of acquisition, installation, removal, maintenance and repair (of such device and any damage to any portion of the Building resulting from such device or the installation or removal thereof), and legal compliance.

                7.3 Removal of Alterations, Restoration. Any Alterations to the Premises shall remain on and be surrendered with the Premises and title thereto shall vest in Sublessor upon expiration or termination of the Term, in the same condition as and when constructed, ordinary wear and tear excepted.

                7.4 Maintenance and Repair. Sublessor, at its sole cost and expense (subject to the provisions of Section 4.2 of this Sublease), shall regularly maintain and promptly make all repairs required to keep the Building and Premises in good condition, appearance and repair, ordinary wear and tear excepted, throughout the Term of this Sublease, including providing or arranging daily janitorial service to the Premises of the same level and quality as are provided to the balance of the Building.

                7.5 Computer and Network Facilities. During the Term of this Sublease, Subtenant and Sublessor will be operating separate computer networking facilities located in rooms adjacent to each other on the 1st floor of the Building where indicated on the Premises Site Plan. During the Term of this Sublease, Subtenant shall, at its expense, provide the same "enhanced" level of air conditioning to the computer network facility operated by Sublessor as it provides to the computer network facility operated by Subtenant. In addition, the Building contains additional computer network system-related facilities referred to as "Network Closets." These Network Closets are identified on the Premises Site Plan and contain equipment used to operate Subtenant's and Sublessor's computer network systems in the Building (the "Network Equipment"). During the Term, Subtenant and Sublessor may enter into an agreement pursuant to which Subtenant will sell the Network Equipment to Sublessor. Should such an agreement not be entered into during the Term, however, Subtenant shall not remove such Network Equipment without first delivering Sublessor at least fourteen (14) days advance written notice of its intent to remove such equipment and Subtenant shall permit Sublessor or Sublessor's representatives (i) to be present when such Network Equipment is removed and (ii) to take such reasonable steps as Sublessor may request to avoid interference with or damage to Sublessor's computer network system which might result from such removal.

        8. LIENS.

                8.1 Payment of Liens. During the Term, and except for work which is the responsibility of Sublessor under this Sublease, Subtenant shall pay for, or cause to be paid for, all labor done or materials furnished for any work of construction, repair, maintenance or Alterations done by or for Subtenant in, upon or about the Premises, and shall keep and hold the Land and all improvements placed thereon free, clear and harmless of, from and against all liens arising by reason of labor done or materials furnished in connection with any construction work performed in, upon or about the Premises at the request or direction of Subtenant, its employees or agents. Subtenant shall indemnify, defend and hold Sublessor harmless from and against all Damages, costs and expenses which might accrue or be incurred by reason of or on account of any such lien or claim.

                8.2 Discharge of Liens. Subtenant shall pay and fully discharge any such lien or claim within thirty (30) days after written notice from Sublessor of the existence thereof, unless within such period of time Subtenant has notified Sublessor of Subtenant's intention to contest such lien or claim, or has commenced a contest thereof, in which case Section 8.3 below shall apply.

                8.3 Lien Contests. Subtenant shall have the right to contest the correctness or validity of any such lien or claim if, within fifteen (15) days of written demand by Sublessor, Subtenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one half (1.5) time the amount of the claim of lien. The bond shall meet all of the requirements of Section 3143 of the California Civil Code and any similar or successor Laws and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of legal proceedings and attorneys' fees, if the claimant recovers in the action).

                8.4 Notice of Nonresponsibility. Sublessor, at all reasonable times, shall upon reasonable notice to Subtenant have the right to go upon the Premises for the purpose of posting and keeping posted thereon such notices of nonresponsibility as Sublessor deems necessary for protection of the Premises from materialmen's or mechanics' liens or other claims or liens of a similar nature.

        9. EXCULPATION, INDEMNITY AND INSURANCE.

                9.1 Exculpation of Sublessor. Sublessor shall not be liable to Subtenant and Subtenant waives all claims against Sublessor for any Damage to Subtenant or Subtenant's property from any cause except for any claim or Damage caused by any acts, omissions, neglect or fault of Sublessor, its officers, agents, contractors, representatives or employees, and except for any claim or Damage caused by any default by Sublessor under this Sublease.

                9.2 Indemnity of Sublessor. Subtenant shall indemnify, defend and hold Sublessor harmless from and against all claims or Damages caused by any acts, omissions, neglect or fault of Subtenant, its officers, agents, contractors, representatives and employees resulting from Subtenant's use or occupancy of the Premises or the conduct of its business or from any activity, work or activity permitted by Subtenant on the Premises. Subtenant shall further indemnify, defend and hold Sublessor harmless from all claims or Damages arising from any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease, and from and against all costs, attorneys' fees, expenses and liabilities incurred as a result of or arising out of such claim or any action or proceeding brought thereon.

                9.3 Indemnity of Subtenant. Sublessor shall indemnify, defend and hold Subtenant harmless from and against all claims or Damages arising from any acts, omissions, neglect or fault of Sublessor, its officers, agents, contractors, representatives and employees. Sublessor shall further indemnify, defend and hold Subtenant harmless from all claims or Damages arising from any breach or default in the performance of any obligation to be performed by Sublessor under the terms of this Sublease, and from and against all costs, attorneys' fees, expenses and liabilities incurred as a result of or arising out of such claim or any action or proceeding brought thereon.

                9.4 Subtenant's Insurance. At all times during the Term and any other period of occupancy, Subtenant at its sole cost and expense, shall keep in full force and effect the following insurance:

                        9.4.1 Worker's Compensation and Employers' Liability Insurance as required by state law;

                        9.4.2 A policy of Commercial General Liability Insurance (or an equivalent), insuring Subtenant on an occurrence basis against any liability arising out of the leasing, use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of $5,000,000 Combined Single Limit for injury to, or death of, one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of the Premises and Subtenant's operations thereon, and
(a) shall name Sublessor as an additional insured, (b) shall contain a cross liability provision and (c) contain a provision that the insurance provided Sublessor hereunder shall be primary and non-contributing with any other insurance available to Sublessor.

                        9.4.3 Subtenant may elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Subtenant under this Section 9. If Subtenant elects to maintain such deductibles, Subtenant shall be liable for paying the full amount of any deductibles in the event of a loss or casualty. Sublessor and Subtenant agree that a deductible of $10,000 per occurrence shall be a reasonable deductible as of the date of this Sublease.

                9.5 Sublessor's Insurance. At all times during the Term and any other period of occupancy, Sublessor, at its sole cost and expense (subject to the provisions of Section 4.2 of this Sublease), shall keep in full force and effect the following insurance:

                        9.5.1 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended all risk coverage and sprinkler leakage. This insurance policy shall be upon the Building and all property located at the Property and owned by Sublessor for which Sublessor is legally liable, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures, equipment and any other personal property, in an amount not less than the full replacement value thereof with an "agreed amount" or "stipulated value" endorsement. Such policy, to the extent it covers the Premises, shall name Subtenant as loss payees, as their respective interests may appear and the proceeds thereof shall be used in accordance with Section 10 below.

                        9.5.2 A policy of Commercial General Liability Insurance (or an equivalent), insuring Sublessor on an occurrence basis against any liability arising out of the ownership, use, occupancy or maintenance of the Property. Such insurance shall be in the amount of $5,000,000 or more of Combined Single Limit for injury to, or death of, one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of the Property and Sublessor's and Subtenant's operations thereon (a) shall contain a cross liability provision and (b) contain a provision that the insurance provided Sublessor hereunder shall be primary and non-contributing with any other insurance available to Sublessor.

                9.6 Certificates of Insurance. All policies obtained by Sublessor and Subtenant, hereunder, shall be written in a commercially reasonable form and shall be maintained with insurance companies holding a General Policyholder's Rate of "A" or better, and a financial rating of "VI" or better, as set forth in the most current issue of Best's Key Rating Guide, and shall require ten (10) days advance written notice to Sublessor or Subtenant, as applicable, of any cancellation or modification. Sublessor and Subtenant shall deliver to the other, prior to the time such insurance is first required to be carried under this Sublease, certificates of insurance ("Certificates") evidencing the above coverage with limits not less than those specified above, and, within ten (10) days prior to the expiration of such policies, with renewals or "binders" thereof.

                9.7 Waiver of Subrogation. To the extent reasonably available, all policies of property insurance required hereunder or otherwise obtained by either party shall include a clause or endorsement waiving, on behalf of the insurer, any rights of subrogation against the other party. Sublessor and Subtenant each hereby waive any and all rights of recovery against the other or against the officers, directors, shareholders, partners, employees, agents and representatives of the other, on account of loss or Damage occasioned to such waiving party or its property or the property of owners under its control to the extent that such loss or Damage is insured against and recovery is obtained under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Sublease (or any other policy of insurance carried by such waiving party). Sublessor and Subtenant shall each give notice to their respective insurance carriers that the foregoing mutual wavier of subrogation is contained in this Sublease.

        10. DAMAGE OR DESTRUCTION.

                10.1 Destruction. If, during the Term, the Premises are totally or partially destroyed by any cause whatsoever, whether from a risk covered by the insurance described in Section 9, from a risk not covered by such insurance, or any combination of such risks, Subtenant shall promptly notify Sublessor of such Damage or Destruction (as defined in Section 24.4 below). Sublessor shall be responsible at its sole cost and expense for the repair and restoration of any Damage to or Destruction of the Premises; provided, however, that Subtenant shall be responsible for the repair and Restoration (as defined in Section 24.7 below) of any personal property and any Subtenant improvements installed and paid for by Subtenant following the Commencement Date which Subtenant elects to repair or restore.

                10.2 Application of Insurance Proceeds. The insurance proceeds payable with respect to the Premises shall be applied to the Restoration of Premises, including Subtenant improvements paid for by Subtenant. Such payments shall be made against properly certified vouchers of a competent architect or contractor in charge of the Restoration and personally and reasonably approved by Sublessor. If Subtenant elects not to restore certain personal property or improvements paid for by Subtenant, any insurance proceeds applicable thereto shall be paid to Subtenant.

                        10.2.1 If the total estimated costs of restoration of the Premises (other than Subtenant's personal property and improvements paid for by Subtenant), shall exceed any amount of proceeds of insurance applicable thereto and available therefor, such excess shall be borne and paid solely by Sublessor.

                        10.2.2 If the net proceeds of insurance applicable to the Premises (other than Subtenant's personal property and improvements paid for by Subtenant) exceed the total actual cost of Restoration, the balance remaining after payment of the cost of such Restoration to the Premises shall be paid to Sublessor.

                        10.2.3 Monthly Rent shall be equitably abated from the date of the occurrence of any Damage until such Damage is fully repaid or restored.

                10.3 Subtenant Right to Terminate. Notwithstanding anything herein to the contrary, and excepting any Damage caused by the negligence or intentional misconduct of Subtenant, if such Damage or Destruction to the Premises affects 30% or more of the Rentable Area of the Premises, or if Subtenant's reasonable access to the Premises or ongoing use of the Premises is substantially impaired as a result of any Damage or Destruction, Subtenant shall have the right to terminate Sublease if the reasonably anticipated time to completely repair and restore the Premises to its prior condition will exceed one hundred eighty (180) days from the date of such Damage or Destruction. If the Premises are substantially Damaged (affecting 30% or more of the Rentable Area of the Premises) or totally destroyed during the last twelve (12) months of the Term, either party may terminate this Sublease upon sixty (60) days written notice to the other party, in which event any insurance proceeds shall be paid to the parties in accordance with their respective interests.

                10.4 Sublessor Right to Terminate. Notwithstanding Section 10.1, above, if any Damage or Destruction occurs with regard to the Premises which shall reasonably require more than one hundred eighty (180) days from the occurrence thereof for Restoration, or if such Damage or Destruction is caused by a peril not required to be covered by insurance under this Sublease, Sublessor may terminate this Sublease by giving to Subtenant notice thereof within sixty (60) days after such occurrence. The foregoing shall not be deemed to limit any termination right of Subtenant.

        11. TAXES.

                11.1 Personal Property Taxes. Subtenant shall pay prior to delinquency all taxes assessed against and levied upon Trade Fixtures, furnishings, equipment and all other personal property of Subtenant contained in, on or about the Premises. When practicable, Subtenant shall cause such Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Sublessor.

                11.2 Real Property Taxes. Sublessor shall pay all Real Property Taxes levied upon the Land and the Property before the delinquency date. "Real Property Taxes" means all real property taxes, special and extraordinary assessments, including the existing Mello Roos financing, "Poway CFD 88-1," and all other Parkway Business Centre assessments (computed as if paid in permitted installments regardless of whether actually so paid) and other similar governmental levies, assessed against the Property, together with any tax, or other levy, however denominated, on or measured by gross or net rentals received from the rental of land or space or both if similar in nature to, or levied in lieu of Real Property Taxes. Real Property Taxes shall not include any income, franchise, estate, inheritance, succession, capital levy, net income, excess profits or transfer taxes imposed upon Sublessor, or any assessments levied for the sole benefit of Sublessor. Real Property Taxes also shall not include any new taxes or assessments (such as new Mello Roos financing) placed upon the Property with the consent or acquiescence of Sublessor, unless Subtenant also consents thereto. In addition, Real Property Taxes shall not include any taxes or assessments (such as new or existing Mello Roos financing) to the extent that the Property may be disproportionately burdened by the payment of such taxes or assessments as compared to the other properties lying within such taxing or assessment district. If any tax, special or ordinary assessments are imposed or levied with respect to this Sublease, the Property or occupancy thereof in substitution for (in whole or in part), any Real Property Taxes, all such substitutions shall for the purpose of this Sublease be considered as Real Property Taxes regardless of how denominated or the source from which collected. Subtenant shall reimburse Sublessor for Subtenant's Share of the expense associated with such Real Property Taxes pursuant to Section 4.2 of this Sublease.

        12. UTILITIES AND CLEANING SERVICE.

        Sublessor shall supply or make arrangements for, and pay for, all cleaning services, water, gas, power, electrical current, heat and air conditioning used by or supplied to the Premises. Subtenant shall reimburse Sublessor for Subtenant's Share of the expense associated with such services and utilities pursuant to Section 4.2 of this Sublease.

        13. ASSIGNMENT AND SUBLETTING.

                13.1 Prohibition Against Transfer. Except as provided elsewhere herein, Subtenant shall neither voluntarily nor by operation of law assign, sell or otherwise transfer all or any part of Subtenant's Subleasehold estate hereunder, or permit any other person (except Subtenant's agents and employees) to occupy the Premises or any portion thereof, without Sublessor's prior written consent, which consent may be granted or withheld in Sublessor's absolute discretion. Notwithstanding the foregoing, Subtenant may, without Sublessor's consent, assign or sublet all or any portion of the Premises to any parent, affiliate or subsidiary corporation of Subtenant, or to any other person or entity in connection with the merger of, or consolidation with Subtenant, or the acquisition of a substantial portion of the assets of Subtenant.

                13.2 Subtenant's Notice. Except as provided in Section 13.1 above, if Subtenant desires at any time to assign this Sublease or to further sublet the Premises or any portions thereof, and if Sublessor's consent thereto is required pursuant to Section 13.1, then Subtenant first shall notify Sublessor of its desire to do so and shall submit in writing to Sublessor (a) the name and legal composition of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (c) the general terms and provisions of the proposed sublease or assignment; and (d) with respect to an assignment, such reasonable business and financial information as Sublessor may reasonably request concerning the proposed assignee. Subtenant shall reimburse Sublessor for Sublessor's reasonable costs actually incurred in connection with the review of a proposed assignment or sublease; provided that such costs shall not exceed $1,000. The provisions and conditions of any proposed sublease or assignment shall be subject to the terms and provisions of this Sublease. In addition, with respect to an assignment, the assignee must expressly assume all prospective obligations of Subtenant under this Sublease. Notwithstanding the assumption of the obligations of this Sublease by the assignee, no subletting or assignment, even with the consent of Sublessor, shall relieve Subtenant of liability under this Sublease. The obligations and liability of Subtenant hereunder shall continue notwithstanding the fact that Sublessor may accept rent and other performance from the assignee. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision of this Sublease or to be a consent to any assignment or subletting.

        14. DEFAULTS; REMEDIES.

                14.1 Notice Requirements. The notices required by the provisions set forth below are intended to satisfy any and all notice requirements imposed by law and is not in addition to any such requirements.

                14.2 Events of Default by Subtenant. The occurrence of any one or more of the following events shall constitute a material default of this Sublease by Subtenant:

                        14.2.1 The failure by Subtenant to make any payment of rent or any other payment required to be made by Subtenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after a written notice thereof from Sublessor to Subtenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure regarding unlawful detainer.

                        14.2.2 The failure by Subtenant to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Subtenant, other than as described in Section 14.2.1 hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Sublessor to Subtenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure regarding unlawful detainer; provided further, that if the nature of Subtenant's default is such that more than thirty (30) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                        14.2.3 The making by Subtenant of any general assignment for the benefit of creditors; the filing by or against Subtenant of a petition to have Subtenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Subtenant, the same is dismissed within ninety (90)
days); the appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located at the Premises, or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where such seizure is not discharged within ninety (90) days.

                        14.2.4 Notices given pursuant to this Section 14.2 shall specify the alleged default and the applicable Sublease provisions and shall demand that Subtenant perform the provisions of this Sublease or pay the rent that is in arrears, as the case may be, within the applicable period of time or vacate the Premises. No such notice shall be deemed a forfeiture or a termination of this Sublease unless Sublessor so elects in the notice.

                14.3 Remedies of Sublessor. Following any material default by Subtenant as defined in Section 14.2 hereof which is not cured within the time set forth therein, and at any time thereafter, and without limiting Sublessor's exercise of any right or remedy which Sublessor may have in law or equity, Sublessor shall have the following remedies:

                        14.3.1 Sublessor may continue this Sublease in full force and effect, so long as Sublessor does not terminate Subtenant's right to possession, and Sublessor shall have the right to collect rent as and when due.

                        14.3.2 Sublessor may terminate Subtenant's right to possession of the Premises by any lawful means, in which case this Sublease shall terminate, and Subtenant shall immediately surrender possession of the Premises to Sublessor. In such event Sublessor shall be entitled to recover from
Subtenant:

                                (a) The worth at the time of award of the unpaid
rent which has been earned at the time of termination; plus

                                (b) The worth at the time of award of the amount
by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves reasonably could have been avoided; plus

                                (c) The worth at the time of award of the amount
by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus

                                (d) Any other amount necessary to compensate
Sublessor for all the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of events would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in Sections 14.3.2(a), (b) and (c) above shall have the meaning defined in Section 1951.2 of the California Civil Code.

                14.4 Events of Default by Sublessor. The occurrence of any one or more of the following events shall constitute a material default of this Sublease by Sublessor:

                        14.4.1 The failure by Sublessor to make any payment required to be made by Sublessor hereunder, as and when due, where such failure shall continue for a period of ten (10) days after a written notice thereof from Subtenant to Sublessor.

                        14.4.2 The failure by Sublessor to observe or perform any of the covenants, conditions, provisions or warranties of this Sublease to be performed or observed by Sublessor, other than as described in Section 14.4.1 hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Subtenant to Sublessor; provided, however, that if the nature of Sublessor's default is such that more than thirty (30) days are reasonably required for its cure, then Sublessor shall not be deemed to be in default if Sublessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, except with respect to Sublessor's obligations under Section 7.4, in which case Sublessor shall be deemed to be in default if Sublessor does not immediately commence and diligently prosecute such a cure. Notwithstanding the foregoing, nothing herein shall impair Subtenant's right to terminate this Sublease and exercise its remedies in a timely manner pursuant to the provisions of Section 3, 10 or 15 hereof.

                        14.4.3 The making by Sublessor of any general assignment for the benefit of creditors; the filing by or against Sublessor of a petition to have Sublessor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Sublessor, the same is dismissed within ninety (90)
days); the appointment of a trustee or receiver to take possession of substantially all of Sublessor's assets, or of Sublessor's interest in the Premises where possession is not restored to Sublessor within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Sublessor's assets located at the Premises or of Sublessor's interest in this Sublease, where such seizure is not discharged within ninety (90) days.

                        14.4.4 Notices given pursuant to this Section 14.4 shall specify the alleged default and the applicable Sublease provisions and shall demand that Sublessor perform the provisions of this Sublease or pay the sums that are due, as the case may be, within the applicable period of time. No such notice shall be deemed a forfeiture or termination of this Sublease unless Subtenant so elects in the notice.

                14.5 Remedies of Subtenant.

                        14.5.1 Upon any material default by Sublessor as defined in Section 14.4 hereof, and at any time thereafter, and without limiting Subtenant's exercise of any rights or remedy which Subtenant may have in law or equity, Subtenant may continue this Sublease in full force and effect and pursue all available legal and equitable remedies for the collection of any sums due and the enforcement of Sublessor's obligations under this Sublease and further provided that if Sublessor defaults on its obligations under Section 7.4, Subtenant shall be entitled to effect such maintenance or repair and offset the cost thereof against Subtenant's payments of Monthly Rent.

                        14.5.2 Notwithstanding any contrary provision in this Sublease, Subtenant shall have no right to offset against any rent or other sums due from Subtenant to Sublessor under this Sublease and no right to terminate this Sublease, other than as expressly set forth herein.

                14.6 Arbitration of Disputes. Intentionally omitted.

                14.7 Remedies Cumulative; No Waiver. All rights, options and remedies of Sublessor or Subtenant contained in this Sublease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and each party shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Sublease. No waiver of any default of either party hereunder shall be implied from any acceptance of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. The consent or approval of Sublessor or Subtenant to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary the consenting party's consent or approval to or of any subsequent similar acts by the other party.

                14.8 Cure. Either party, at any time after the other party commits a default, may, but is not required to, cure the default at the defaulting party's sole cost and expense. If any party, at any time, by reason of the other party's default, pays any sum or does any act that requires the payment of any sum, the sum paid by the non-defaulting party shall be due immediately from the defaulting party at the time the sum is paid, and, if paid at a later date, shall bear interest at the rate of 10% per annum from the date the sum is paid until reimbursed. If owed by Subtenant, the sum, together with interest on it, shall be additional rent hereunder.

        15. CONDEMNATION.

                15.1 Definition. As used in this Section 15:

                        15.1.1 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Sublessor to any condemnor, while legal proceedings for condemnation are pending.

                        15.1.2 "Date of Taking" means the date the condemnor has the right to possession of all or part of the Premises or any interest thereon being condemned.

                        15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation of the Land, any improvements thereon, any personal property or trade fixtures located at the Premises without regard for the person or entity entitled to recover or receive such award.

                        15.1.4 "Condemnor" means any public or quasi-public authority having the power of condemnation.

                15.2 Taking. If during the Term there is any taking of all or any part of the Premises or any interest in this Sublease by Condemnation, there shall be such division of the proceeds and Award of such Condemnation as provided by California law.

                15.3 Entire Taking. If the entire Premises are taken by Condemnation, this Sublease shall terminate effective upon the Date of Taking.

                15.4 Partial Taking. If part, but not all, of the Property shall be taken by Condemnation, this Sublease shall terminate as to the part so taken and remain in effect as to the remainder not so taken, except that Subtenant may elect to terminate this Sublease as of the Date of Taking by giving Sublessor written notice of such election within sixty (60) days after such taking if such taking materially interferes with Subtenant's use of the Property. If part, but not all, of the Property is taken by Condemnation, and if Subtenant cannot or does not elect to terminate this Sublease pursuant to this section, then, effective as of the Date of Taking, the Monthly Rent then in effect shall be equitably abated, with the Monthly Rent payable thereafter to be determined by multiplying the Monthly Rent by a fraction, the numerator of which shall be the Fair Market Rent of the Property remaining and the denominator of which is the Fair Market Rent of the Premises immediately prior to the condemnation. With respect to any partial Condemnation of the Premises as to which this Sublease is not terminated as provided in this Section 15.4, if such partial Condemnation affects any Improvements, then Sublessor, at its sole cost and expense, shall restore the Improvements to a condition as close as practical to the condition existing immediately prior to such Condemnation.

        16. BROKERS.

        Sublessor and Subtenant each represent and warrant to the other that it has neither incurred nor is aware of any brokers', finders' or similar fees in connection with the origin, negotiation, execution or performance of this Sublease (as amended and restated). If either party has dealt with any other real estate broker or agent or any other person in connection with the leasing of any space in the Building, such party shall be solely responsible for the payment of any fee due such person, and such party shall indemnify, defend and hold the other party harmless from and against any liability with respect thereto, including attorneys' fees and costs.

        17. SUBLESSOR'S LIABILITY.

        The term "Sublessor" as used herein means only the tenant under the Master Lease at the time in question. Upon any transfer of such Master Lease interest, Sublessor may be relieved from obligations to be performed under this Sublease after the effective date of such transfer, only if all of the following conditions are satisfied: (a) the transferee shall have the financial standing and reputation comparable to that of the original Sublessor, and the transferring Sublessor shall provide written evidence to Subtenant of such financial standing and reputation in a form reasonably satisfactory to Subtenant; (b) the transferee shall have fully assumed in writing all of Sublessor's obligations under this Sublease, and Subtenant shall have received a written original counterpart of such assumption agreement; and (c) there shall be no uncured default by Sublessor under this Sublease. The transferring Sublessor shall not be released of any prospective liability under this Sublease until all of the foregoing conditions have been satisfied in full. Nothing in or in connection with such transfer shall be deemed to limit, reduce or constitute a waiver of Subtenant's rights or remedies under this Sublease, including, without limitation, the right to assert all available remedies against Sublessor under this Sublease, even if such remedies relate to a default occurring prior to the acquisition by such Sublessor of its interest in the Premises. Notwithstanding the foregoing, the original Sublessor shall not be released from any liability which arose or occurred prior to the transfer, including but not limited to any warranties or obligations relating to the repair or maintenance of the Premises. If, at the time of such transfer, Subtenant has prepaid rent, Sublessor shall transfer such prepaid rent to its successor. Subject to the foregoing, the obligations contained in this Sublease to be performed by Sublessor shall be binding upon Sublessor's successors and assigns only during their respective periods of ownership.

        18. SIGNS.

        Subtenant shall have the right to place and maintain a sign or signs (i) at the external entrances to the Premises or on the exterior of the Building outside the 2nd Floor component of the Premises, and (ii) at the current monument sign location which is located on Crosthwaite Circle nearest to the Premises as indicated on Exhibit "C," all as Subtenant may elect; provided, however, that such signs shall be paid for by Subtenant, and shall be subject to the requirements of the Parkway Business Centre CC&Rs and all applicable laws and approved in advance by Sublessor, whose approval shall not be unreasonably withheld.

        19. ADDITIONAL WARRANTIES.

                19.1 Title. Sublessor warrants and represents to Subtenant that
(i) Sublessor has full authority to enter into this Sublease, (ii) as of the Commencement Date, Sublessor is the Tenant under the Master Lease, (iii) Landlord has consented to this Sublease, and (iv) Sublessor intends to acquire fee title to the Land.

                19.2 Encumbrances. Sublessor hereby warrants and represents that no part of the Land shall be subject to any encumbrance, easement, reservation, right, right of way, agreement, lien, covenant, condition or restriction which has priority over Subtenant's subleasehold estate arising under this Sublease, except (a) the lien of nondelinquent taxes. Sublessor represents and warrants to Subtenant that no easements, covenants, conditions, restrictions or encumbrances now or hereafter affecting the Premises will at any time adversely affect or otherwise impair Subtenant's use or occupancy of the Premises, or the rights or remedies of Subtenant under this Sublease. Sublessor shall indemnify, defend and hold Subtenant harmless from any loss, cost, expense or Damages incurred or suffered by Subtenant as a result of any inaccuracy in the foregoing representations and warranty of Sublessor.

        20. SURRENDER.

        Upon the expiration or earlier termination of the Term, Subtenant shall surrender possession of the Premises to Sublessor in good order, condition and repair, excepting reasonable wear and tear. In such event, Subtenant, at its expense, shall promptly remove or cause to be removed from the Premises all debris, rubbish, furniture, equipment, freestanding cabinet work, shelving, movable partitions, and other similar articles of movable personal property owned by Subtenant or installed or placed by Subtenant at its expense in the Premises, and all similar articles of any other persons claiming under Subtenant. Subtenant also shall repair, at its sole cost and expense, all damages which removals from or Restoration of the Premises may cause.

        21. ESTOPPEL CERTIFICATE; SUBORDINATION; NONDISTURBANCE.

                21.1 Estoppel Certificate. The parties agree, at any time and from time to time, upon not less than twenty (20) days' prior written notice by either, to execute, acknowledge and deliver to the other, by deposit in the United States mail, a statement in writing certifying that this Sublease is unmodified, in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and identifying the modification) and the date to which the rent and other charges have been paid in advance, if any, and whether or not there is any existing default by either party or notice thereof served by either party. Any such statement may be conclusively relied upon by any prospective purchaser, assignee, encumbrancer of the Premises or this Sublease.

                21.2 Subordination.

                        21.2.1 Sublessor represents and warrants that this Sublease shall be, and shall remain at all times, prior to any mortgage, deed of trust or other encumbrance affecting the Property except for encumbrances to which this Sublease is expressly subordinated in writing by Subtenant in accordance with Section 21.2.2 below.

                        21.2.2 Subtenant agrees, on written request therefor, to subordinate the priority of its interest in this Sublease to the lien of any mortgage, deed of trust or other hypothecation hereafter placed upon the Property; provided the lender under such mortgage or deed of trust also executes a non-disturbance agreement in a form reasonably satisfactory to Subtenant, which provides that so long as Subtenant is not in default under this Sublease, Subtenant's possession of the Property and Subtenant's other rights and privileges under this Sublease shall not be interfered with and shall be honored by the lender, its successors or assigns, and which otherwise provides that should the Property be transferred by foreclosure or by deed in lieu of foreclosure, this Sublease shall continue in full force and effect as a direct Sublease between the then owner of the Property and Subtenant.

                        21.2.3 If Sublessor or a lender who holds a first mortgage or deed of trust encumbering the Property (the "First Mortgagee") delivers to Subtenant a written request that Subtenant notify such First Mortgagee of any defaults by Sublessor under this Sublease, then Subtenant, upon serving upon Sublessor any notice of default under this Sublease, shall also serve a copy of such notice upon such First Mortgagee at the address specified in such written request. In the event of any such default by Sublessor, the First Mortgagee shall, within the time set for such cure under this Sublease, have a right, but not the obligation, to remedy such default, or to cause the same to be remedied, and Subtenant shall accept such performance by or at the insistence of the First Mortgagee as if the same had been made by Sublessor.

        22. QUIET ENJOYMENT.

        Sublessor covenants and agrees that Subtenant, upon paying the rent and any and all other charges herein provided for and observing and performing the covenants, agreements and conditions of this Sublease to be observed and performed by Subtenant hereunder shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Sublease.

        23. GENERAL PROVISIONS.

                23.1 Severability. The invalidity, illegality or unenforceability of any provision of this Sublease as determined by a court of competent jurisdiction shall in no way affect the validity, legality or enforceability of any other provision hereof.

                23.2 Time. Time is of the essence in the performance of all terms, covenants, warranties and conditions of this Sublease.

                23.3 Captions. The article and paragraph captions hereto have been inserted solely as a matter of convenience and such captions in no way shall be deemed to define or limit the scope or intent of any provision of this Sublease.

                23.4 Notices. Any notice, request, approval or other communication required or permitted under this Sublease shall be in writing and may be served personally or by certified mail, return receipt requested, postage prepaid, addressed to Sublessor and Subtenant respectively at the addresses set forth in the first paragraph of this Sublease or at such other addresses as may from time-to-time be designated in writing by Sublessor or Subtenant by notice pursuant hereto. A notice shall be deemed given and received on the date of personal delivery, or five (5) days after it is deposited in the United States Mail in accordance with this provision. Any notice sent to Sublessor shall be sent to the attention of Mr. John H. Allen. With respect to any notice sent to Subtenant, a copy shall be concurrently sent to the Vice President of Corporate Real Estate, Anacomp, Inc., 12365 Crosthwaite Circle, Poway, California 92064.

                23.5 Waiver. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. The acceptance of rent hereunder by Sublessor shall not be a waiver of any preceding breach by Subtenant or any provision hereto, other than the failure of Subtenant to pay the particular rent so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

                23.6 Holding Over.

                        23.6.1 If Subtenant holds possession of all or any part of the Premises after expiration of the Term of this Sublease without Sublessor's consent, Subtenant shall become a Subtenant at sufferance only upon the date of such expiration or earlier termination, and in such case the Monthly Rent payable by Subtenant shall be adjusted as follows: (a) for the first thirty
(30) days following the Termination Date (as defined below), the Monthly Rent shall remain the same as it was prior to such Termination Date; (b) for the thirty-first (31st) through the ninetieth (90th) days following the Termination Date the Monthly Rent shall equal 125% of the Monthly Rent payable immediately prior to the Termination Date; (c) for the period commencing with the ninety-first (91st) day following the Termination Date, and thereafter, the Monthly Rent shall be 150% of the Monthly Rent payable immediately prior to the Termination Date. As used herein, the term "Termination Date" means the earlier to occur of (a) the scheduled expiration date of the term of this Sublease, (b) with respect to any earlier termination by reason of a default by Subtenant, the date which a court of competent jurisdiction renders a final judgment terminating this Sublease and ordering Subtenant to vacate the Property or (c) with respect to an early termination by reason of Sublessor's exercise of its right to terminate this Sublease in accordance with Section 3 above, the effective date of such early termination. Any such tenancy at sufferance shall be subject to every other term, covenant and agreement contained herein.

                        23.6.2 The foregoing provisions of this Section 23.6 are in addition to and do not affect Sublessor's right to re-entry or any other rights of Sublessor hereunder or as otherwise provided by law.

                23.7 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but, wherever possible, shall be cumulative with all other remedies at law or in equity.

                23.8 Successors. Subject to any provision in this Sublease restricting assignment, subletting or other transfers by Sublessor or Subtenant, each and all of the covenants, agreements, obligations, conditions and provisions of this Sublease shall inure to the benefit of and shall bind (as the case may be) not only the parties hereto but each and all of the heirs, executors, administrators, successors and assigns of the respective parties hereto. Whenever a reference is made herein to Sublessor or Subtenant, such reference shall be deemed to include the respective heirs, executors, administrators, successors and assigns of Sublessor or Subtenant. All of the promises, covenants, agreements, obligations, conditions and provisions contained in this Sublease shall be construed to be, and as, covenants running with the Land, in the case of Sublessor, and covenants running with Subtenant's subleasehold interest, in the case of Subtenant, subject to the provisions of this Sublease.

                23.9 Choice of Law. This Sublease shall be governed by the laws of the State of California.

                23.10 Attorneys' Fees. If either party hereto brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover, as an element of the costs of suit, and not as damages, reasonable attorney's fees and other costs of suit to be determined by the court and to be paid by the losing party.

                23.11 Entry by Sublessor. Sublessor and Sublessor's authorized representatives and agents shall have the right to enter the Premises during business hours and upon prior notice to Subtenant of not less than 48 hours for the purpose of inspecting same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises as Sublessor may be required or permitted to make hereunder.

                23.12 Subtenant's Authority. Subtenant is a corporation; each individual executing this Sublease on behalf of such corporation represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of such corporation, in accordance with a duly adopted resolution of the board of directors of that corporation or in accordance with the bylaws of such corporation, and that this Sublease is binding upon such corporation in accordance with its terms. Subtenant, concurrently upon execution of this Sublease, shall deliver to Sublessor a certified copy of resolution of the Board of Directors of such corporation authorizing or ratifying the execution of this Sublease.

                23.13 No Third Party Rights Conferred. Except as otherwise provided herein, nothing expressed or implied is intended, or shall be construed, to confer upon or grant to any third person any rights or remedies under or by reason of any term or condition contained in this Sublease.

                23.14 Integration. This Sublease and the documents referred to herein and the agreements attached hereto as exhibits cover in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Property and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. No verbal agreement shall be held to vary the provisions hereof, any law or custom to the contrary notwithstanding.

                23.15 Number; Gender. Whenever the context of this Sublease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

                23.16 Quitclaim Deed. At the expiration or earlier termination of the Term, Subtenant shall execute, acknowledge and deliver to Sublessor, within twenty (20) days after written demand from Sublessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Sublease from the title of the real property subject to this Sublease.

                23.17 Construction. The parties intend that this Sublease be construed as an operating Sublease, and not as a financing Sublease.

                23.18 Consents. Unless otherwise specifically provided in this Sublease, whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

                23.19 Exhibits. Exhibits A through C, inclusive, are each attached to this Sublease and are incorporated herein by reference. Any reference to the term "Sublease" also shall be deemed to refer to any applicable exhibit.

                23.20 Modification. None of the covenants, terms or conditions of this Sublease to be kept and performed by Sublessor or by Subtenant shall be altered, waived, modified, changed or abandoned in any manner, except by a written instrument, duly executed (and, where applicable, acknowledged) and delivered by the parties hereto.

                23.21 No Partnership. Nothing in this Sublease, including the agreements of Subtenant contained herein, shall be construed to indicate in any way that Subtenant is a partner of, or a joint venturer with, Sublessor in respect of any construction required or permitted hereby or any other matter.

                23.22 No Arbitration. Any disputes between the parties hereto shall not be submitted to arbitration unless the parties mutually, at the sole discretion of each party, agree in writing to do so.

        24. CERTAIN DEFINITIONS.

        The capitalized terms or phrases defined in this Sublease or in any exhibit to this Sublease shall be used to interpret this Sublease. Unless the context otherwise specifies or requires, the following words and phrases when used in this Sublease, in addition to words or phrases defined above, shall have the following meanings:

                24.1 Alterations. "Alterations" means any repair, Restoration, addition, change or improvement to or modification of the Property (including the Premises), Land, interior or exterior of the Building or Improvements or any other structure now or hereafter located on the Land.

                24.2 Damage. "Damage" means injury, deterioration or loss to a person or property. Damage also shall include the death of any person.

                24.3 Damages. "Damages" means monetary compensation or indemnity that can be recovered in the courts by any person who has suffered injury to his person, property or rights.

                24.4 Destruction. "Destruction" means any Damage to or disfigurement of the Property or the Premises and any Alterations.

                24.5 Laws. "Laws" means any judicial decision, statute, constitutional provision, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other governmental agency or authority having jurisdiction over the parties, the Property (including the Premises) or activities performed on or about the Property (including the Premises), or any of the them, in effect either at the Effective Date or at any time during the Term, including, but not limited to, any regulation or order of a quasi-official entity or body (e.g., Board of Fire Examiners or public utilities), zoning and similar laws, any of the statutes and regulatory provisions described in Section 6, and applicable building codes.

                24.6 Rentable Area. The "Rentable Area" or "rentable square footage" of the Premises shall be determined by measuring the Usable Areas of the Premises and applying a "R/U Ratio" equal to twelve percent (12%), as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 (the "BOMA" Standard). By way of example, if a measurement determines that the Premises are comprised of a Usable Area of 53,572 square feet, the Rentable Area of the of the Premises shall be 60,000 square feet.

                24.7 Restore; Restoration. "Restore" or "Restoration" means the reconstruction, rebuilding, rehabilitation and repairs that are necessary to return destroyed portions of the Property and other property to substantially the same physical condition as they were in immediately before the destruction.

                24.8 Trade Fixtures. "Trade Fixtures" means any property installed in or on the Premises by Subtenant, including, without limitation, any property installed for purposes of trade, manufacture, ornament and related uses, the removal of which can be accomplished without any non-repairable structural damage to the Premises or any portion thereof.

                IN WITNESS WHEREOF Sublessor and Subtenant have duly executed this Sublease on the day and year first written above.

Sublessor:                             Subtenant:

COHU, INC., A DELAWARE CORPORATION     ANACOMP, INC., AN INDIANA CORPORATION


By:     /s/ John H. Allen              By:     /s/ George C. Gaskin
    ------------------------------         -------------------------------------

Print Name:    John H. Allen           Print Name:    George C. Gaskin
            ----------------------                 -----------------------------

Print Title:   VP Finance & CFO        Print Title:   Senior Vice President
             ---------------------                  ----------------------------

                              EXHIBITS TO SUBLEASE


           Exhibit A            Legal Description of the Land

           Exhibit B            Building Floor Plan

           Exhibit C            Parking Areas/Sign Locations

           Exhibit D            Non-Disturbance Agreement

                                    EXHIBIT A

                          Legal Description of the Land


THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO AND IS DESCRIBED AS FOLLOWS:

PARCELS 101, 102 AND 103 OF PARCEL MAP NO. 16320, IN THE CITY OF POWAY, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY DECEMBER 10, 1990 AS FILE NO. 90-655448 OF OFFICIAL RECORDS.

                                    EXHIBIT B

                               Building Floor Plan

                                    EXHIBIT C

                                  Parking Areas

                                    EXHIBIT D

                        SUBLEASE NONDISTURBANCE AGREEMENT

        This SUBLEASE NONDISTURBANCE AGREEMENT ("Agreement") is entered into on October 26, 2000, by and between IPX CAMELBACK, LLC, an Arizona limited liability company ("Master Lessor"), COHU, Inc., a Delaware corporation ("Sublessor"), and ANACOMP, INC., an Indiana corporation ("Subtenant"), with reference to the following facts and circumstances:

                                    RECITALS

        A. Prior to the date of this Agreement, as intermediary for Sublessor, Master Lessor entered into an agreement to purchase from Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership ("BPP") that certain real property (the "Property") as more fully described in Exhibit "A" attached hereto, which is improved with an industrial and office building, together with all related improvements, located at 12365 Crosthwaite Circle, Poway, California 92064. The close of escrow of the purchase and sale of the Property is scheduled to close on October 27, 2000.

        B. Concurrent with the close of escrow, Master Lessor, as Landlord, and Sublessor, as Tenant, will enter into that certain Lease, dated as of October 27, 2000 (the "Master Lease"), pursuant to which Landlord will lease the Property to Sublessor, a copy of which Master Lease is attached to this Agreement as Exhibit "B."

        C. Concurrent with the execution of this Agreement, Sublessor, as sublessor, and Subtenant, as subtenant, have entered into that certain Sublease Agreement, dated as of October 26, 2000 (the "Sublease"), pursuant to which Sublessor agreed to sublease the Property to Subtenant, a copy of which Sublease is attached to this Agreement as Exhibit "C.

        D. The Sublease recites that it does not become effective until Sublessor obtains and delivers to Subtenant a nondisturbance agreement with Master Lessor whereby Master Lessor agrees, for itself and its assigns, to recognize Subtenant's occupancy rights under the Sublease and not to disturb Subtenant's occupancy rights under the Sublease, even following a termination of the Master Lease, so long as Subtenant is not in default under the Sublease.


        Therefore, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Master Lessor, Sublessor and Subtenant, hereby agree as follows:

                                    AGREEMENT

        1. NonDisturbance of Subtenancy. So long as Subtenant is not in default in the performance of any of material term, covenant, obligation or condition of the Sublease, regardless of any termination of the Master Lease, whether due to a default thereunder by

Sublessor (as tenant), expiration of the term thereof or otherwise, Master Lessor (i) shall not join Subtenant as a party defendant in any action or proceeding for the direct or indirect purpose of terminating Subtenant's interest and estate under the Sublease, including because of any default by Sublessor, as tenant, under the Master Lease, (ii) shall not disturb Subtenant's occupancy of the Premises (as defined in the Sublease), and (iii) shall honor, and not interfere with, Subtenant's other rights and privileges under the Sublease.

        2. Attornment. If the Master Lease is terminated for any reason, all of Sublessor's interests, as sublessor under the Sublease, shall be deemed automatically assigned, transferred, and conveyed to, and assumed by, Master Lessor and Master Lessor shall thereafter be bound on and to the Sublease to the same extent Sublessor (as sublessor) was bound on the Sublease to Subtenant, and shall have all the same rights under the Sublease that Sublessor (as sublessor) had under the Sublease and Subtenant shall attorn to Master Lessor.

        3. Obligations of Master Lessor. Notwithstanding any other provision contained herein or contained in the Sublease, upon termination of the Master Lease for any reason, Master Lessor shall in no way be held responsible for any of the Sublessor's indemnifications of the Subtenant under the Sublease, including but not limited to the indemnifications and potential duties and liabilities pertaining to Hazardous Substances.

        4. Fee Owner's Right to Sell. Notwithstanding any other provision contained herein or contained in the Sublease, this agreement shall be binding only for as long as Master Lease remains on title to the Property. Upon default by Sublessor under the Master lease or under the Lease and Real Estate Purchase Option Agreement, Master Lessor shall retain the right to sell the property in a manner consistent with the terms of the Lease and Real Estate Purchase Option Agreement. Upon transfer of title, Master Lessor shall be released from all obligations under both this agreement and under the Sublease. Subtenant agrees that the only cause of action for damages resulting from said transfer shall be against Subtenant and not against Master Lessor.


        5. Attorneys' Fees. If either party should bring an action to enforce the terms of this Agreement or declare rights under this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys' fees, costs and expenses to be paid by the losing party in such action, except that if the losing party is Master Lessor then Sublessor will pay all reasonable attorney's fees, costs and expenses.

        6. Miscellaneous. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Counsel for all parties have read and approved the language of this Agreement. The provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against Tenant or Landlord.This Agreement may not be amended, changed or waived except by a writing signed by the parties hereto, and shall be construed and enforced in accordance with the laws of the State of California. This Agreement supersedes any prior oral agreements between the parties with respect to the subject matter hereof, and the parties acknowledge that there are no oral agreements between them with regard to such subject matter. This Agreement may be executed in multiple counterparts, each of which shall be deemed a duplicate original, but all of which taken together shall constitute one and the same instrument.



        IN WITNESS WHEREOF, the parties have duly executed this Nondisturbance Agreement on the date first written above.


MASTER LESSOR:

IPX Camelback, LLC, an Arizona limited liability company

By:   Pacific American Property Exchange Corporation, a California corporation

Its:  Sole Member


By:   /s/  Michelle Sevchik
    ----------------------------------------------
      Michelle Sevchik, Transaction Supervisor


SUBLESSOR:

Cohu, Inc., a Delaware corporation

By:   /s/  John H. Allen
    ----------------------------------------------
      John H. Allen, VP Finance/CFO


SUBTENANT:

Anacomp, Inc., an Indiana corporation

By:   /s/  George C. Gaskin
    ----------------------------------------------
      George C. Gaskin, Senior Vice President